Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Registration Statement of Louisiana Bancorp, Inc. on Form S-1, and the Application for Conversion on Form AC filed with the Office of Thrift Supervision, of our report on Bank of New Orleans, dated as of March 3, 2007, appearing in the Prospectus, which is part of the Registration Statement and a part of the Form AC.

We also consent to the reference to us under the headings “Experts” and “Legal and Tax Opinions” in such Prospectus.

/s/ LaPorte, Sehrt, Romig and Hand

A Professional Accounting Corporation

Metairie, Louisiana

April 30, 2007